

Prophecy Development Corp. (British Columbia)
100%
0912601 B.C. Ltd. (British Columbia)
100%
Red Hill Mongolia LLC (Mongolia)
100%
Chandgana Coal LLC (Mongolia)
100%
1420 PSR PTE LTD (Singapore)
100%
ASC Holdings Limited (Cayman)
98%
Apogee Minerals Bolivia S.A. (Bolivia)
100%
Vanadium Gibellini Company LLC (Nevada)
100%
0912603 B.C. Ltd. (British Columbia)
100%
Prophecy Power Generation LLC (Mongolia)
100%
UGL Enterprises LLC (Mongolia)
99%
1%
ASC Bolivia LDC (Cayman)
100%
1104002 B.C. Ltd. (British Columbia)
1%
99%
ASC Bolivia LDC Sucursal Bolivia (Bolivia)
100%
VC Exploration (US) Inc. (Nevada)